Exhibit 5.1

13 April 2021	Our Ref: JWYL/TWTH/L3274-H22160

LIZHI INC.

Yangcheng Creative Industry Zone

No. 309 Middle Huangpu Avenue

Tianhe District, Guangzhou 510655

The People’s Republic of China

Dear Sirs or Madam

LIZHI INC.

We have acted as Cayman Islands legal advisers to LIZHI INC. (the “Company”) in connection with a registered direct offering (the “Offering”) by the Company, which includes the offer of certain American Depositary Shares (“ADSs”), each ADS representing twenty Class A ordinary shares, par value US$0.0001 per share of the Company (the “Offered ADSs”) and warrants to purchase certain number of ADSs of the Company (the “Warrants”) to certain institutional investors, ”), in each case as contemplated by the Form F-3 Registration Statement (“Registration Statement”), filed by the Company under the U.S. Securities Act of 1933, as amended with the U.S. Securities and Exchange Commission (the “Commission”) on 26 March 2021. We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Documents nor upon matters of fact or the commercial terms of the transactions contemplated by the Documents.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.

With respect to the Offered ADSs and the Warrants of the Company when (a) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance thereof, the terms of the offering thereof and related matters; (b) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than their par value) has been made; and (c) valid book-entry notations are made in the register of members of the Company, then such shares underlying the Offered ADSs and the Warrants of the Company as the case may be, will have been duly authorised and validly issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company).

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We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the headings “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Walkers (Hong Kong)
WALKERS (HONG KONG)

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SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.

The Certificate of Incorporation dated 10 January 2019, the Second Amended and Restated Memorandum and Articles of Association as conditionally adopted by special resolution on 23 October 2019 and effective upon the commencement of the trading of the Company’s American Depositary Shares on the NASDAQ Global Market (the “Memorandum and Articles”), the Register of Members and the Register of Directors, copies of which have been provided to us by the Company (together the “Company Records”).

2.	The Cayman Online Registry Information System (CORIS), the Cayman Islands’ General Registry’s online database, searched on 11 April 2021 (Cayman Islands time).

3.

The Register of Writs and other Originating Process of the Grand Court of the Cayman Islands (the “Grand Court”) kept at the Clerk of Court’s Office, George Town, Grand Cayman (the “Court Register”), as at 9.00am Cayman Islands time on 9 April 2021 (the “Search Time”).

4.	A copy of a Certificate of Good Standing dated 1 April 2021 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

5.	A copy of a Certificate of Incumbency dated 7 April 2021 in respect of the Company issued by the registered office of the Company in the Cayman Islands (the “Certificate of Incumbency”).

6.	Copies of executed written resolutions of the Board of Directors of the Company dated 15 March 2021 and 8 April 2021 (the “Resolutions”).

7.	A certificate from a director of the Company dated 8 April 2021, a copy of which is attached hereto (the “Director’s Certificate”).

8.	The registration statement on Form F-3 (“Registration Statement”) (Registration No. 333-254782), as amended, filed by the Company with the SEC on 26 March 2021 and declared effective on 2 April 2021.

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SCHEDULE 2

ASSUMPTIONS

1.

All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to the Registration Statement outside the Cayman Islands to ensure the legality, validity and enforceability of the Registration Statement have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.

2.

The resolutions authorising the issuance of the Equity Securities, Debt Securities, Warrants, Rights and Units are and shall remain in full force and effect and have not been and will not be rescinded or amended.

3.

The originals of all documents examined in connection with this opinion are authentic. The documents conform in every material respect to the latest draft of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such documents.

4.

The Registration Statement and the documents or agreements referred to therein have been or will be duly authorised, executed and delivered by or on behalf of all relevant parties prior to the issue and sale of the Equity Securities, Debt Securities, Warrants, Rights and Units and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms.

5.	We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.

6.	On the date of issue of the Ordinary Shares and Preferred Shares the Company shall have sufficient authorised but unissued share capital available.

7.

The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each Director and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

8.

The Company has received, or will on issue of the relevant Equity Securities, Debt Securities, Warrants, Rights and Units receive, consideration in money or money’s worth for each share when issued, such consideration in any event not being less than the stated par or nominal value of each share.

9.

The Company has, or will on issue of the relevant Ordinary Shares and Preferred Shares have, issued and sold the shares in the manner contemplated by the Registration Statement and the documents or agreements referred to therein and otherwise in compliance with all applicable laws.

10.	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect any of the opinions set forth herein.

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SCHEDULE 3

QUALIFICATIONS

1.

Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.

2.	We accept no responsibility for any liability in relation to any opinion which was given in reliance on the Director’s Certificate.